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                                                                     EXHIBIT 2.2

                                    GUARANTY

                  This GUARANTY (this "Guaranty"), dated as of July 1, 2003, is by Arbor Commercial Mortgage, LLC, a New York limited liability company ("ACM"), ACM 34th Street, LLC, a Delaware limited liability company and a wholly-owned subsidiary of ACM ("ACM 34th"), Arbor 30th LLC, a New York limited liability company and a wholly-owned subsidiary of ACM ("Arbor 30th"), Arbor National CJ LLC, a New York limited liability company and a wholly-owned subsidiary of ACM ("CJ") and Arbor National CJ II, LLC, a New York limited liability company and a wholly-owned subsidiary of ACM ("CJ II", and together with ACM 34th, Arbor 30th and CJ, the "Subsidiary Guarantors"), in favor of Arbor Realty Limited Partnership, a Delaware limited partnership ("ARLP"), ANMB Holdings, LLC, a New York limited liability company ("ANMB") and ANMB Holdings II, LLC, a New York limited liability company ("ANMB II").

                               W I T N E S S E T H

                  WHEREAS, pursuant to the terms of that certain contribution agreement (the "Contribution Agreement"), dated as of July 1, 2003 (the "Contribution Date"), by and among ACM, Arbor Realty Trust, Inc., a Maryland corporation ("ART") and ARLP (capitalized terms used but not defined herein have the meanings assigned to them in the Contribution Agreement), ACM has agreed to contribute (i) the ACM Initial Assets, (ii) ACM's membership interests in ANMB II, the original lender under the Central Jersey Mezzanine Loan, and (iii) the Membership Interests of the Preferred Equity Holders of the Preferred Equity Investments to ARLP, collectively, in exchange for the Partnership Units and the Warrants;

         WHEREAS, each of the 333 East 34th Street Mezzanine Loan, the 130 West 30th Street Bridge Loan and the Central Jersey Mezzanine Loan (collectively, the "Guaranteed Loans") are Initial Assets;

         WHEREAS, ANMB is a Preferred Equity Holder in that it holds 100% of the preferred interests of Central Jersey Prime Holdings, LLC (the "Guaranteed Preferred Equity Investment" and together with the Guaranteed Loans, the "Guaranteed Investments");

         WHEREAS, ACM 34th holds a 15% Percentage Interest (as defined in the Operating Agreement of 333 East 34th, LLC) in 333 East 34th, LLC, the borrower under the 333 East 34th Street Mezzanine Loan;

         WHEREAS, Arbor 30th holds a 50% Percentage Interest (as defined in the Operating Agreement of 130 West 30th, LLC) in 130 West 30th, LLC, the borrower under the 130 West 30th Street Bridge Loan;

The material marked [*] has been omitted pursuant to a request for confidential treatment by Arbor Realty Trust, Inc. and has been filed separately with the Securities and Exchange Commission.
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         WHEREAS, CJ II holds a 18% Sharing Percentage (as defined in the
Operating Agreement of Central Jersey Prime III LLC) in Central Jersey Prime III LLC, the managing member of the borrower under the Central Jersey Mezzanine Loan;

         WHEREAS, CJ holds a 18% Junior Interest (as defined in the Operating Agreement of Central Jersey Prime Holdings LLC) in Central Jersey Prime Holdings LLC; and

                  WHEREAS, ACM and the Subsidiary Guarantors (together, the "Guarantors") desire to provide ARLP, ANMB and ANMB II with a limited guaranty of (i) the repayment of a certain portion of the principal balance of each of the Guaranteed Loans and (ii) the repurchase of a certain portion of the preferred capital contribution of ANMB in Central Jersey Prime Holdings LLC.

                  NOW, THEREFORE, in consideration of the foregoing and the covenants and obligations set forth in this Guaranty, the parties hereto agree as follows:

1. Definitions. The following terms, as used in this Guaranty, shall have the following meanings (unless otherwise expressly provided herein):

         "130 West 30th Street Note" means the Amended, Consolidated and Restated Promissory Note made as of September 20, 2001 by 130 West 30th, LLC in favor of ACM.

         "130 West 30th Operating Agreement" means the Operating Agreement of 130 West 30th, LLC, dated as of September 20, 2001, by and between H.J. Development, LLC and Arbor 30th.

         "333 East 34th Street Note" means the Promissory Note made as of January 9, 2002 by 333 East 34th, LLC in favor of ACM.

         "333 East 34th Operating Agreement" means the Operating Agreement of 333 East 34th, LLC, dated as of June 19, 2001, by and among ACM 34th, East 34th Street Management, LLC and 333 East 34th Street, LLC.

         "Central Jersey Mezzanine Operating Agreement" means the Operating Agreement of Central Jersey Prime III LLC, dated as of July 12, 2000, by and among Central Jersey LLC, ANMB II, TRAC Central Jersey II LLC and CJ II, as amended by the Amendment to Operating Agreement, dated as of August 1, 2002 and the Amendment to Operating Agreement, dated as of May 9, 2003.

         "Central Jersey Note" means the Promissory Note made as of August 1, 2002 by Central Jersey Sub VI LLC and Central Jersey Sub VII LLC in favor of ANMB II, as amended by (1) the Modification of Promissory Note and Other Loan Documents and Assumption and Reaffirmation, made as of October 31, 2002, by and among Central Jersey Sub VII LLC, ANMB II and the other parties thereto and (2) the Second Modification of Promissory Note and Other Loan Documents

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         and Reaffirmation, made as of May 9, 2003, by and among Central Jersey
         Sub VII LLC, ANMB II and the other parties thereto.

         "Central Jersey Preferred Operating Agreement" means the Limited Liability Company Agreement of Central Jersey Prime Holdings LLC, dated as of May 9, 2003, by and among Central Jersey LLC, ANMB, CJ and TRAC Central Jersey LLC.

         "Guaranteed Loan Principal Balance" means:

         (a) with respect to the 130 West 30th Street Bridge Loan, the outstanding principal balance of the 130 West 30th Street Bridge Loan as of the Contribution Date, namely $16,000,000.00, plus (a) any Interest Expense relating to the 130 West 30th Street Bridge Loan paid by ARLP subsequent to the Contribution Date, minus (b) the aggregate of the following amounts received by ARLP subsequent to the Contribution Date in accordance with the terms of the 130 West 30th Street Note: (i) interest payments on the unpaid principal balance of the 130 West 30th Street Bridge Loan, and (ii) Late Charges (as defined Section 1.3 of the 130 West 30th Street Note);

         (b) with respect to the 333 East 34th Street Mezzanine Loan, the outstanding principal balance of the 333 East 34th Street Mezzanine Loan as of the Contribution Date, namely $10,000,000.00, plus (a) any Interest Expense relating to the 333 East 34th Street Mezzanine Loan paid by ARLP subsequent to the Contribution Date, minus (b) the aggregate of the following amounts received by ARLP subsequent to the Contribution Date in accordance with the terms of the 333 East 34th Street Note: (i) interest payments on the unpaid principal balance of the 333 East 34th Street Mezzanine Loan, (ii) Late Charges (as defined
         Section 1.9 of the 333 East 34th Street Note), and (iii) Extension Fees (as defined Section 2.7 of the 130 West 30th Street Note); and

         (c) with respect to the Central Jersey Mezzanine Loan, the outstanding principal balance of the Central Jersey Mezzanine Loan as of the Contribution Date, namely $3,000,000.00, plus (a) any Interest Expense relating to the Central Jersey Mezzanine Loan paid by ANMB II (or ARLP, if applicable) subsequent to the Contribution Date, minus (b) the aggregate of the following amounts received by ANMB II (or ARLP, if applicable) subsequent to the Contribution Date in accordance with the terms of the Central Jersey Note: (i) interest payments on the unpaid principal balance of the Central Jersey Mezzanine Loan, and (ii) any Exit Fees (as defined in the Central Jersey Note).

         "Guaranteed Preferred Capital Contribution" means the Unreturned Preferred Capital Contribution (as defined in the Central Jersey Preferred Operating Agreement) as of the Contribution Date, namely $19,300,000.00, plus (a) any Interest Expense relating to the Central Jersey Preferred Equity Investment paid by ARLP (or ANMB, if applicable) subsequent to the Contribution Date, minus (b) the aggregate of the following amounts received by ANMB subsequent to the

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         Contribution Date: (i) any Capital Proceeds or Net Cash Receipts (as
         each such term is defined in the Central Jersey Preferred Operating Agreement) and (ii) any Preferred Return (as defined in the Central Jersey Preferred Operating Agreement).

         "Interest Expense" means any interest payments made by ARLP after the Contribution Date with respect to any of the Guaranteed Investments pursuant to (a) the Assignment and Assumption Agreement, dated as of July 1, 2003, by and between ACM and ARLP relating to the [*] Repurchase Agreement, (b) the Structured Facility Warehousing Credit and Security Agreement, dated as of July 1, 2003, by and between [*] and ARLP, (c) the Master Repurchase Agreement, dated as of July 1, 2003, by and between [*] and ARLP, or (d) any other warehouse facility, repurchase agreement, credit agreement or other agreement entered into by ARLP which provides financing for the Guaranteed Investments.

         "Subsidiary Guarantors' Aggregate Return" means the total of the following amounts received prior to and including the Termination Date:

         (a) any "net cash flow" (as such term is defined in the 130 West 30th Operating Agreement) distributed to Arbor 30th pursuant to Section 8 of the 130 West 30th Operating Agreement, subject to the terms and provisions of the 130 West 30th Operating Agreement, plus

         (b) any Cash Available for Distribution (as defined in the 333 East 34th Operating Agreement) distributed to ACM 34th pursuant to
         Article IV of the 333 East 34th Operating Agreement, subject to the terms and provisions of the 333 East 34th Operating Agreement, plus

         (c) any Capital Proceeds and Net Cash Receipts (as each such term is defined in the Central Jersey Preferred Operating Agreement) distributed to CJ pursuant to Article 5 of the Central Jersey Preferred Operating Agreement, subject to the terms and provisions of the Central Jersey Preferred Operating Agreement, plus

         (d) any Available Cash or Capital Proceeds (as each such term is defined in the Central Jersey Mezzanine Operating Agreement) or Special Tax Distributions (as described in Section 8.9 of the Central Jersey Mezzanine Operating Agreement) distributed to CJ II pursuant to Article 8 of the Central Jersey Mezzanine Operating Agreement, subject to the terms and provisions of the Central Jersey Mezzanine Operating Agreement.

2.       Guaranty.

         (a) Subject to the limitations set forth in Section 3 hereof, if any portion of the Guaranteed Loan Principal Balance of any of the Guaranteed Loans is not paid to


The material marked [*] has been omitted pursuant to a request for confidential treatment by Arbor Realty Trust, Inc. and has been filed separately with the Securities and Exchange Commission.
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         ARLP or ANMB II, as applicable, at the applicable Guaranteed Loan's maturity date in accordance with the terms of the note and other loan documents relating to such Guaranteed Loan (the "Unpaid Guaranteed Loan Principal Balance"), the Guarantors, jointly and severally, hereby agree to pay to ARLP or ANMB II, as applicable, the portion of the Unpaid Guaranteed Loan Principal Balance of such Guaranteed Loan that is equal to or less than the Subsidiary Guarantors' Aggregate Return.

         (b) Subject to the limitations set forth in Section 3 hereof, if any portion of the Guaranteed Preferred Capital Contribution is not paid to ANMB (or ARLP, if applicable) at the Required Purchase Date (as defined in the Central Jersey Preferred Operating Agreement) in accordance with Section 11.3 of the Central Jersey Preferred Operating Agreement (the "Unpaid Guaranteed Preferred Capital Contribution"), the Guarantors, jointly and severally, hereby agree to pay to ANMB (or ARLP, if applicable) the portion of the Unpaid Guaranteed Preferred Capital Contribution that is equal to or less than the Subsidiary Guarantors' Aggregate Return.

         (c) As an Unpaid Guaranteed Loan Principal Balance or the Unpaid Guaranteed Preferred Capital Contribution becomes due and payable from time to time by the Guarantors pursuant to Section 2(a) and Section 2(b), respectively, ARLP shall deliver to ACM, within 10 business days of such amounts becoming due, written notice stating the amount of such Unpaid Guaranteed Loan Principal Balance or Unpaid Guaranteed Preferred Capital Contribution, as applicable. To the extent that the Subsidiary Guarantors' Aggregate Return as of the date such notice is received is greater than or equal to the amount stated in such notice, the Guarantors shall disburse the Unpaid Guaranteed Loan Principal Balance or Unpaid Guaranteed Preferred Capital Contribution, as applicable, to ARLP, ANMB II or ANMB, as applicable, within 10 business days of receipt of such notice. To the extent that the Subsidiary Guarantors' Aggregate Return as of the date such notice is received is less than the amount stated in such notice, such Unpaid Guaranteed Loan Principal Balance or Unpaid Guaranteed Preferred Capital Contribution, as applicable, shall remain due and payable by the Guarantors, and, as amounts constituting Subsidiary Guarantors' Aggregate Return are received by the Guarantors, such amounts shall be disbursed to ARLP, ANMB II or ANMB, as applicable, within five business days following their receipt, until all Unpaid Guaranteed Loan Principal Balances or the Unpaid Guaranteed Preferred Capital Contribution, as applicable, has been fully paid.

3. Termination. This Guaranty will be terminated and the Guarantors will no longer be obligated to pay any further amounts to ARLP or ANMB II, as applicable, in respect of any of the Guaranteed Loans or to pay any further amounts to ANMB in respect of the Guaranteed Preferred Equity Investment on the date on which all of the following conditions are met (the "Termination Date"):

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         (a) the remaining aggregate Unpaid Guaranteed Loan Principal Balance of the Guaranteed Loans, plus the remaining Unpaid Guaranteed
             Preferred Capital Contribution, is less than $5,000,000,

         (b) no Event of Default (as such term is defined in note and the loan documents relating to each of the Guaranteed Loans) with respect to any Guaranteed Loan has occurred and is continuing, and

         (c) no Trigger Event (as defined in the Central Jersey Preferred Operating Agreement) has occurred and is continuing.

4. Notice of Receipt of Returns. ACM shall provide written notice to ARLP within 15 business days of the end of each fiscal quarter of all amounts that constitute Subsidiary Guarantors' Aggregate Return received by the Guarantors during the preceding quarter.

5. Governing Law. This Guaranty shall be governed by and construed in accordance with the laws of the State of New York.

6. Severability. If any provision of this Guaranty or the application of any such provision to any person or circumstances shall be held invalid by a court of competent jurisdiction, the remainder of this Guaranty, including the remainder of the provision held invalid, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

7. Counterparts. This Guaranty may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

8. Headings. All section headings herein are for convenience of reference and are not part of this Guaranty, and no construction or interference shall be derived therefrom.

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                  IN WITNESS WHEREOF, the parties hereto has executed this
Guaranty as of the date first above written.

                                            ARBOR COMMERCIAL MORTGAGE, LLC

                                            By: /s/ Frederick C. Herbst
                                                --------------------------
                                                Name: Frederick C. Herbst
                                                Title: Chief Financial Officer

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                                            ARBOR 30th, LLC

                                            By: Arbor Commercial Mortgagte, LLC

                                            By: /s/ Guy R. Milone, Jr.
                                                --------------------------
                                                Name: Guy R. Milone, Jr.
                                                Title: Associate General
                                                Counsel/Member

                                            ACM 34th STREET LLC

                                            By: Arbor Commercial Mortgagte, LLC

                                            By: /s/ Guy R. Milone, Jr.
                                                --------------------------
                                                Name: Guy R. Milone, Jr.
                                                Title: Associate General
                                                Counsel/Member

                                            ARBOR NATIONAL CJ LLC

                                            By: /s/ Valerie Sganga
                                                --------------------------
                                                Name: Valerie Sganga
                                                Title: Authorized Signatory

                                            ARBOR NATIONAL CJ II, LLC

                                            By: /s/ Alissa M. Omelas
                                                --------------------------
                                                Name: Alissa M. Omelas
                                                Title: Authorized Signatory

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Acknowledged and Accepted by:

ARBOR REALTY LIMITED PARTNERSHIP

By: ARBOR REALTY GPOP, INC.,
    its General Partner

    By: /s/ Frederick C. Herbst
        --------------------------
        Name: Frederick C. Herbst
        Title: Treasurer and Secretary

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ANMB HOLDINGS, LLC

By: ARBOR REALTY LIMITED PARTNERSHIP,
    its sole member

    By: ARBOR REALTY GPOP, INC.,
        its General Partner

        By: /s/ Frederick C. Herbst
            -------------------------------
            Name: Frederick C. Herbst
            Title: Treasurer and Secretary

ANMB HOLDINGS II, LLC

By: ARBOR REALTY LIMITED PARTNERSHIP,
    its sole member

    By: ARBOR REALTY GPOP, INC.,
        its General Partner

        By: /s/ Frederick C. Herbst
            --------------------------------
            Name: Frederick C. Herbst
            Title: Treasurer and Secretary